beardive.tra

                     TRANSFER AGENCY SERVICES AGREEMENT

          THIS AGREEMENT is made as of February 4, 1997 by and between PFPC INC., a Delaware corporation ("PFPC"), and Managed Income Securities Plus Fund, Inc. a Delaware corporation (the
     "Company").

                            W I T N E S S E T H:

          WHEREAS, the Company is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Company wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, and PFPC wishes to furnish such services.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.    DEFINITIONS.  AS USED IN THIS AGREEMENT:

               (a) "1933 Act" means the Securities Act of 1933, as amended.

               (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

               (c) "Authorized Person" means any officer of the Company and any other person duly authorized by the Company's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Company and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Company by setting forth such limitation in the Authorized Persons Appendix.

               (d) "CEA" means the Commodities Exchange Act, as amended.

               (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

               (f)  "SEC"  means the Securities and Exchange
     Commission.

               (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

               (h) "Shares" mean the shares of beneficial interest of any series or class of the Company.

               (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

          2. APPOINTMENT. The Company hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Company in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

          3. DELIVERY OF DOCUMENTS. The Company has provided or, where applicable, will provide PFPC with the following:

                    (a) Certified or authenticated copies of the resolutions of the Company's Board of Directors, approving the appointment of PFPC or its affiliates to provide services to the Company and approving this Agreement;

                    (b) A copy of the Company's most recent effective offering memorandum;

                    (c)  A copy of the advisory agreement;

                    (d) A copy of the distribution agreement with respect to each class of Shares of the Company;

                    (e) A copy of any administration agreements if PFPC is not providing the Company with such services;

                    (f)  Copies of any shareholder servicing
                         agreements made in respect of the Company;
                         and

                    (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

          4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Company or any of its investment portfolios.

          5.   INSTRUCTIONS.

               (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

               (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Company's Board of Directors or of the Company's shareholders, unless and until PFPC receives Written Instructions to the contrary.

               (c) The Company agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Company in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

          6.   RIGHT TO RECEIVE ADVICE.

               (a) Advice of the Company. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written
     Instructions, from the Company.

               (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Company, the Company's investment adviser or PFPC, at the option of PFPC).
               (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Company, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

               (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Company or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

          7. RECORDS; VISITS. The books and records pertaining to the Company, which are in the possession or under the control of PFPC, shall be the property of the Company. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Company and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by PFPC to the Company or to an Authorized Person, at the Company's expense.

          8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Company and information relating to the Company and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Company. The Company agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

          9. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Company's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Company.

          10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

          11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Company will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Company and PFPC.

          12. INDEMNIFICATION. The Company agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Company or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

          13.  RESPONSIBILITY OF PFPC.

               (a) PFPC shall be under no duty to take any action on behalf of the Company except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

               (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above;
     and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

               (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Company for any consequential, special or indirect losses or damages which the Company may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

          14.  DESCRIPTION OF SERVICES.

               (a)  Services Provided on an Ongoing Basis, If
          Applicable.

                     (i) Maintain proper shareholder registrations;

                    (ii) Countersign share certificates;

                   (iii) Provide toll-free lines for direct
                         shareholder  use, plus customer liaison staff
                         for on-line   inquiry response;

                    (iv) Provide periodic shareholder lists and
                         statistics to the clients;

                     (v) Prepare periodic mailing of year-end tax and
                         statement information; and

                    (vi) Notify on a timely basis the investment
                         adviser, accounting agent, and custodian of fund activity.

               (b) Services Provided by PFPC Under Oral Instructions or Written Instructions.

                    (i)  Pay dividends and other distributions;

                    (ii) Issue and cancel certificates (when requested
                         in writing by the shareholder).

               (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Company's prospectus, once it receives:

                    (i)  A purchase order;

                   (ii) Proper information to establish a shareholder account; and

                  (iii) Confirmation of receipt or crediting of funds for such order to the Company's custodian.

               (d) Cancellation and Reissuance of Shares. Upon receipt of appropriate notification of cancellation and reissuance, PFPC shall cancel, reissue and credit the account of the investor or other recordholder with shares in accordance with standard industry practice.

               (e) Dividends and Distributions. Upon receipt of a resolution of the Company's Board of Directors authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Company in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Company's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Company's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Company as are required to be filed and mailed by applicable law, rule or regulation.

            PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Company to its shareholders as required by tax or other law, rule or regulation.

               (f)  Communications to Shareholders.  Upon timely
     Written Instructions, PFPC shall mail all communications by the Company to its shareholders, including:

                    (i)  Reports to shareholders;

                   (ii)  Confirmations of purchases and sales of
                         Company   shares;

                  (iii)  Quarterly statements;

                   (iv)  Dividend and distribution notices; and

                    (v)  Tax form information.

               (g)  Records.  PFPC shall maintain records of the

     accounts for each shareholder showing the following information:

                    (i)  Name, address and United States Tax
                         Identification or Social Security number;

                   (ii) Number and class of Shares held and number and class of Shares for which certificates,
                         if     any, have been issued, including
                         certificate   numbers and denominations;

                  (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                   (iv) Any stop or restraining order placed against a shareholder's account;

                    (v) Any correspondence relating to the current maintenance of a shareholder's account;

                   (vi)  Information with respect to withholdings; and

                  (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

               (h) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                    (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                   (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

               (i) Shareholder Inspection of Stock Records. Upon a request from any Company shareholder to inspect stock records, PFPC will notify the Company and the Company will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Company's instructions, the Company agrees and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Company's stock records.

               (j)  Withdrawal of Shares and Cancellation of
          Certificates.

               Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Company to reduce the total amount of outstanding shares by the number of shares surrendered by the Company.

          15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Company or by PFPC on sixty (60) days' prior written notice to the other party.

          16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Company, at
                           , Attn:                   or (c) if to
     neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

          17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

          18. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Company thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Company to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Company may request, and respond to such questions as the Company may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

          19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

          21.  MISCELLANEOUS.

               (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

               (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

               (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

               (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

               (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                                   PFPC INC.

                                   By: /s/ George Gainer
                                       ---------------------------

                                   Title: Executive Vice President

                                   Managed Income Securities Plus
                                   Fund, Inc.

                                   By:  /s/ Vincent L. Pereira
                                       -------------------------

                                   Title: Vice President



                        AUTHORIZED PERSONS APPENDIX

     NAME (TYPE)                                  SIGNATURE


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